SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)    August 6, 1999
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                              PS Partners III, Ltd.
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            (Exact name of registrant as specified in its charter)

         California                   0-13479             95-3920904
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    (State or other juris-          (Commission         (IRS Employer
    diction of incorporation)       File Number)      Identification No.)

      701 Western Avenue, Glendale, California             91203-1241
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          (Address of principal executive office)          (Zip Code)

      Registrant's telephone number, including area code  (818) 244-8080
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                                   N/A
                                  -----
        (Former name or former address, if changed since last report)

Item 5.  Other Events
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         On August 6, 1999, Public Storage, Inc. ("PSI"), through a wholly-owned subsidiary, acquired all of the 50,140 units of limited partnership interest ("Units") in PS Partners III, Ltd. (the "Partnership") that were not previously owned by PSI. PSI's acquisition of the 50,140 Units was accomplished through the merger of PS Partners III Merger Co., Inc., a wholly-owned, second tier subsidiary of PSI, into the Partnership. In the merger, the 50,140 Units were converted into an aggregate of approximately (i) 564,000 shares of PSI common stock (at the rate of 20.861 shares of PSI common stock per Unit) and (ii) $12,624,380 in cash (at the rate of $545 per Unit). The amounts set forth above exclude, in each case, a cash distribution of $5.48 per Unit (such cash distribution was paid on all of the 128,000 Units in the Partnership). As a result of the merger, (i) PSI, through a wholly-owned subsidiary, owns all of the 128,000 Units in the Partnership and (ii) PSI and B. Wayne Hughes retain their general partner interests in the Partnership, and the Partnership remains in existence.

Item 7.  Financial Statements and Exhibits
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         (c)  Exhibits.

         (2) Agreement and Plan of Reorganization by and among Public Storage, Inc., PS Partners III Merger Co., Inc. and PS Partners III, Ltd. dated as of June 10, 1999. Filed as Exhibit 2 to the Partnership's Current Report on Form 8-K dated June 10, 1999 and incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PS PARTNERS III, LTD.

                                        By: PUBLIC STORAGE, INC.,
                                            General Partner


                                            By: /S/ DAVID GOLDBERG
                                                -------------------
                                                David Goldberg
                                                Senior Vice President

Date:  August 16, 1999